UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2021

Bowman Consulting Group Ltd.

(Exact name of registrant as specified in its charter)

Delaware	001-40371	54-1762351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12355 Sunrise Valley Drive, Suite 520

Reston, Virginia 20191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 464-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BWMN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On July 30, 2021, Bowman Consulting Group Ltd. (the “Company”) entered into a Sixth Amendment to Credit Agreement (the “Amendment”) with Bank of America, N.A. (the “Bank”) which amended the Credit Agreement with the Bank dated as of August 24, 2017, as amended (the “Credit Agreement”).

The Amendment extends the term of the revolving line of credit for two years, until July 31, 2023. The maximum advance continues to be equal to the lesser of $17 million or the Borrowing Base as defined in the Credit Agreement. Under the Amendment, the Company is only required to deliver a Borrowing Base certificate at any time the outstanding balance exceeds $5 million.

The Amendment, among other changes, deletes the financial maintenance covenant on senior funded debt, adjusts the maintenance covenant on funded debt, deletes the restriction on the declaration and payment of dividends, and releases Mr. Gary Bowman as Guarantor. In addition, the Amendment provides for permitted acquisitions without the prior consent of the Bank so long as (i) no event of default has occurred or would occur as a result of the acquisition, (ii) the Company would be in compliance with the financial covenants in the Credit Facility on a pro forma basis, (iii) the total consideration (which excludes the value of equity that may be issued as part of the purchase price) for any single acquisition does not exceed $5 million and total consideration in any twelve month period does not exceed $25 million and (iv) at the time and after giving effect to each such acquisition, the sum of the Company’s unencumbered cash and availability is not less than $10 million.

The Amendment requires monthly payments of interest on the Revolving Line at the London Interbank Offered Rate (LIBOR) daily floating rate, plus an applicable rate which varies between 2.00% and 2.65% based on the Company achieving certain leverage ratios as defined in the Amendment. The Amendment provides for LIBOR benchmark replacement language.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Sixth Amendment set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Sixth Amendment to Credit Agreement, dated as of July 30, 2021, by and between the Bowman Consulting Group Ltd. and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWMAN CONSULTING GROUP LTD.

Date: August 2, 2021	By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer